As filed with the Securities and Exchange Commission on June 5, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALGONQUIN POWER & UTILITIES CORP.
(Exact name of registrant as specified in its charter)
Canada (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

354 Davis Road Oakville, Ontario, Canada (Address of Principal Executive Offices)	L6J 2X1 (Zip Code)

Algonquin Power & Utilities Corp. Employee Share Purchase Plan
(Full title of the plan)

CT Corporation System
28 Liberty Street, New York, New York 10005
(Name and address of agent for service)
(212) 894-8800
(Telephone number, including area code, of agent for service)

Copy of communications to:
John T. Gaffney, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York, United States 10166-0193
(212) 351-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Shares, no par value	2,000,000	$14.10	$28,200,000	$3,660.36

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also be deemed to cover any additional common shares, no par value (the “Common Shares”) of Algonquin Power & Utilities Corp. (the “Registrant”) stated above that become available under the foregoing Algonquin Power & Utilities Corp. Employee Share Purchase Plan (the “Plan”) in connections with any changes in the number of outstanding Common Shares resulting from any recapitalization, stock dividend, stock split, reverse stock split, or any other similar transaction with respect to which the number of outstanding Common Shares are converted or exchanged.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act and is based upon the average of the high and low selling prices per share of the Common Shares of the Registrant, as reported on the New York Stock Exchange on June 1, 2020.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*
The documents containing the information specified in Part I have been omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.  Such documents will be sent or given to employees as specified by Rule 428(b)(1).  Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Pursuant to Rule 428(a)(1), these documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference herein and shall be deemed to be a part hereof:

•	the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2019, filed with the Commission on February 28, 2020;

•
the Registrant’s Reports on Form 6-K furnished to the Commission on February 6, 2020, February 18, 2020, February 28, 2020 (first and second filings), March 27, 2020, April 3, 2020, May 5, 2020, May 8, 2020 and June 5, 2020; and

•
the description of the Registrant’s Common Shares contained in the Registrant’s registration statement on Form 8-A as filed with the Commission pursuant to Section 12(b) of the Exchange Act on November 14, 2016 and any amendment or report filed with the Commission for the purpose of updating such description.

All subsequent annual reports on Form 40-F filed by the Registrant pursuant to the Exchange Act prior to the termination of this offering will be incorporated by reference into this prospectus as of the date of the filing of such annual reports. In addition, the Registrant may incorporate by reference into this prospectus subsequent reports on Form 6-K that it furnishes to the Commission prior to the termination of this offering to the extent expressly provided therein.

Any statement contained herein or in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

The Registrant hereby incorporates by reference herein the description of its common shares contained in the Registrant’s registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on November 14, 2016 and any amendment or report filed with the Commission for the purpose of updating such description.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under the Canada Business Corporations Act (the “CBCA”), a corporation may indemnify a present or former director or officer of such corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, and the corporation may advance moneys to such individual for the costs, charges and expenses of any such proceeding.  The corporation may not indemnify the individual, and any advance of moneys must be repaid by the individual, unless the individual acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.  Such indemnification and advances may be made in connection with a derivative action only with court approval.  Such individual is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of a civil, criminal, administrative, investigative or other proceeding to which the individual is subject by reason of being or having been a director or officer of the corporation or other entity as described above if the individual seeking indemnity was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfils the conditions set forth above.

In accordance with and subject to the CBCA, the by-laws provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Registrant or at the Registrant’s request on behalf of any such body corporate), and such director or officer’s heirs and legal representatives, to the extent permitted by the CBCA, as set forth above, and without limit to the right of the Registrant to indemnify any person under the CBCA or otherwise, in connection with any civil, criminal or administrative action or proceeding to which such director or officer is made a party by reason of being or having been a director or officer, to the fullest extent permitted by the Canada Business Corporations Act.  Accordingly, the Registrant has entered into indemnification agreements with each of its directors and executive officers providing such individuals with rights to indemnification and expense advancement to the fullest extent permitted under law.  The Registrant also maintains directors’ and officers’ liability insurance which insures the Registrant’s directors and officers and our subsidiaries against certain losses resulting from any wrongful act committed in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description
5.1*	Opinion of Blake, Cassels & Graydon LLP.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Blake, Cassels & Graydon LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
24.1	Powers of Attorney (included on the signature page hereof).
99.1	Algonquin Power & Utilities Corp. Employee Share Purchase Plan (incorporated by reference to Exhibit 99.3 to Current Report on Form 6-K filed on June 5, 2020).

*          Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement;

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakville, Province of Ontario, Canada, on June 5, 2020.

ALGONQUIN POWER & UTILITIES CORP.

By:	/s/ David Bronicheski
	Name:	David Bronicheski
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Arun Banskota and Jennifer Tindale and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title of Capacities	Date

/s/ Ian Robertson	Chief Executive Officer and Director	June 5, 2020
Ian Robertson	(principal executive officer)

/s/ David Bronicheski	Chief Financial Officer (principal financial officer and principal accounting officer)	June 5, 2020
David Bronicheski

/s/ Kenneth Moore	Director, Chair of the Board	June 5, 2020
Kenneth Moore

/s/ Dilek L. Samil	Director	June 5, 2020
Dilek L. Samil

/s/ Christopher J. Ball	Director	June 5, 2020
Christopher J. Ball

/s/ Christopher K. Jarratt	Director	June 5, 2020
Christopher K. Jarratt

/s/ Masheed H. Saidi	Director	June 5, 2020
Masheed H. Saidi

/s/ George L. Steeves	Director	June 5, 2020
George L. Steeves

/s/ Melissa Stapleton Barnes	Director	June 5, 2020
Melissa Stapleton Barnes

/s/ D. Randy Laney	Director	June 5, 2020
D. Randy Laney

/s/ Christopher Huskilson	Director	June 5, 2020
Christopher Huskilson

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, this Registration Statement on Form S-8 has been signed below by the undersigned, solely in the capacity as the duly authorized representative of Algonquin Power & Utilities Corp. in the United States, on June 5, 2020.

Authorized U.S. Representative

By:	/s/ Greg Sorensen
	Name:	Greg Sorensen
	Title:	President, Liberty Utilities Co.